                                                                    EXHIBIT 12.1

                             KINETIC CONCEPTS, INC.
       STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS OF FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                                            YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------------------------
                                                                           1992       1993          1994         1995        1996
                                                                        ---------   ---------    ---------    ---------   ---------
Earnings before income taxes, minority interest, extraordinary item
  and cumulative effects of changes in accounting principles            $  47,917   $  14,627    $ 119,550    $  48,346   $  64,441
Minority interest in subsidiary loss                                         --          (560)         (40)        --          --
Fixed charges
  Interest expense                                                          8,482       8,819        5,846          509         177
  Interest portion of rental expense(1)                                     1,660       1,665        1,635        1,800       2,025
                                                                        ---------   ---------    ---------    ---------   ---------
Earnings Before Fixed Charges                                           $  58,059   $  24,551    $ 126,991    $  50,655   $  66,643
                                                                        =========   =========    =========    =========   =========

Fixed Charges
  Interest                                                                  8,482       8,819        5,846          509         177
Interest portion of rental expenses                                         1,660       1,665        1,635        1,800       2,025
Preferred stock dividend requirements                                          49          26         --           --          --
                                                                        ---------   ---------    ---------    ---------   ---------
Fixed Charges and Preferred Stock Dividends                             $  10,191   $  10,510    $   7,481    $   2,309   $   2,202
                                                                        =========   =========    =========    =========   =========

  Ratio of Earnings to Fixed Charges                                         5.7x        2.3x        17.0x        21.9x       30.3x
                                                                        =========   =========    =========    =========   =========

(1) Estimated to approximate 15% of rental expense.



                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                             -----------------------
                                                                                1996         1997
                                                                             ---------     ---------
Earnings before income taxes, minority interest, extraordinary item
  and cumulative effects of changes in accounting principles                 $  43,027     $  49,900
Minority interest in subsidiary loss                                              --             (37)
Fixed charges
  Interest expense                                                                 118           126
  Interest portion of rental expense(1)                                          1,519         1,814
                                                                             ---------     ---------
Earnings Before Fixed Charges                                                $  44,664     $  51,803
                                                                             =========     =========

Fixed Charges
  Interest                                                                         118           126
Interest portion of rental expenses                                              1,519         1,814
Preferred stock dividend requirements                                             --            --
                                                                             ---------     ---------
Fixed Charges and Preferred Stock Dividends                                  $   1,637     $   1,940
                                                                             =========     =========

  Ratio of Earnings to Fixed Charges                                             27.3x          26.7
                                                                             =========     =========

(1) Estimated to approximate 15% of rental expense.